Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-151579, 333-132234, 333-82430 and 333-82432 on Form S-8 of our reports dated December 15, 2008, relating to the consolidated financial statements of MedCath Corporation, and the effectiveness of MedCath Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of MedCath Corporation for the year ended September 30, 2008.
DELOITTE & TOUCHE LLP
Charlotte, North Carolina
December 15, 2008